Exhibit 99.3

SIEBEL SYSTEMS, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL STATEMENTS

SIEBEL SYSTEMS, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed financial statements have been prepared to give effect to Siebel Systems, Inc.'s ("Siebel Systems") acquisition of Eontec Limited ("Eontec") through its wholly-owned subsidiary, Siebel Systems Ireland Holdings Limited, on April 20, 2004 (the "Acquisition"), using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements. These unaudited pro forma combined condensed financial statements were prepared as if the Acquisition had been completed as of January 1, 2003 with respect to the statements of operations, and as of March 31, 2004 with respect to the balance sheet.

The unaudited pro forma combined condensed financial statements are based upon the respective historical financial statements of Siebel Systems and Eontec. These unaudited pro forma combined condensed financial statements should be read in conjunction with: (i) Siebel Systems' Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 filed on April 30, 2004; (ii) Siebel Systems' Annual Report on Form 10-K for the year ended December 31, 2003 filed on March 12, 2004; (iii) Eontec's audited financial statements for the years ended December 31, 2003 and 2002, included in this Form 8-K as Exhibit 99.2; and (iv) the accompanying notes to the unaudited pro forma combined condensed financial statements. The financial statements of Eontec included as Exhibit 99.2 to this Form 8-K have been presented in Euros and prepared in accordance with generally accepted accounting principles in Ireland, whereas all amounts for Eontec included herein have been presented in U.S. dollars and prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP").

The unaudited pro forma combined condensed financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of Eontec. The purchase price allocation presented herein is preliminary, and final allocation of the purchase price will be based upon actual net tangible and intangible assets acquired as well as liabilities assumed as of the date of the Acquisition. Accordingly, final purchase accounting adjustments may differ from the pro forma adjustments presented herein.

The unaudited pro forma combined condensed financial statements are intended for informational purposes only and, in the opinion of management, are not necessarily indicative of the financial position or results of operations of Siebel Systems had the Acquisition actually been effected as of the dates indicated, nor are they indicative of Siebel Systems' future financial position or results of operations.

The unaudited pro forma combined condensed financial statements do not include potential cost savings from operating efficiencies or synergies that may result from the Acquisition.

SIEBEL SYSTEMS, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
as of March 31, 2004
(in thousands)

                                                             Siebel
                                                             Systems      Eontec
                                                              as of       as of        Pro Forma       Pro Forma
                                                             3/31/04    3/31/04 (a)   Adjustments       Combined
                                                          ------------ ------------  ------------     ------------
Assets

Current assets:
   Cash and cash equivalents...........................   $   659,685  $     3,097   $   (70,000)(b)  $   592,782
   Short-term investments..............................     1,473,242           --            --        1,473,242
                                                          ------------ ------------  ------------     ------------
          Total cash, cash equivalents,
             and short-term investments................     2,132,927        3,097       (70,000)       2,066,024

   Accounts receivable, net............................       231,097        3,623            --          234,720
   Deferred income taxes...............................        59,786           --            --           59,786
   Prepaids and other..................................        38,637        5,241        (4,421)(c)       39,457
                                                          ------------ ------------  ------------     ------------
          Total current assets.........................     2,462,447       11,961       (74,421)       2,399,987

Property and equipment, net............................       131,016          948          (413)(d)      131,551
Goodwill...............................................       144,795           --        52,593 (e)      197,388
Intangible assets, net.................................        11,576           --        17,300 (f)       28,876
Other assets...........................................        47,060           --            --           47,060
Deferred income taxes..................................        94,866           --        (2,912)(g)       91,954
                                                          ------------ ------------  ------------     ------------
          Total assets.................................   $ 2,891,760  $    12,909   $    (7,853)     $ 2,896,816
                                                          ============ ============  ============     ============

Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
   Accounts payable....................................   $    13,570  $     1,214   $        --      $    14,784
   Accrued expenses....................................       303,080        2,402         3,586 (h)      309,068
   Restructuring obligations...........................        46,346           --            --           46,346
   Deferred revenue....................................       311,375       12,138        (8,284)(i)      315,229
                                                          ------------ ------------  ------------     ------------
          Total current liabilities....................       674,371       15,754        (4,698)         685,427

Restructuring obligations, less current portion........        98,697           --            --           98,697
Other long-term liabilities............................         6,478        2,650        (2,650)(i)        6,478
                                                          ------------ ------------  ------------     ------------
          Total liabilities............................       779,546       18,404        (7,348)         790,602
                                                          ------------ ------------  ------------     ------------

Stockholders' equity:
  Common stock.........................................           503           --            --              503
  Additional paid-in capital...........................     1,581,725       55,637       (55,637)(j)    1,581,725
  Deferred compensation................................        (1,235)      (2,575)        2,575 (j)       (1,235)
  Accumulated other comprehensive income...............        57,846           --            --           57,846
  Retained earnings (accumulated deficit)..............       473,375      (58,557)       58,557 (j)      467,375
                                                                                          (6,000)(k)
                                                          ------------ ------------  ------------     ------------
          Total stockholders' equity (deficit).........     2,112,214       (5,495)         (505)       2,106,214
                                                          ------------ ------------  ------------     ------------
          Total liabilities and stockholders' equity...   $ 2,891,760  $    12,909   $    (7,853)     $ 2,896,816
                                                          ============ ============  ============     ============

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

SIEBEL SYSTEMS, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
for the Three Months Ended March 31, 2004
(in thousands, except per share data)

                                                     Siebel Systems       Eontec
                                                      Three Months     Three Months
                                                         Ended            Ended        Pro Forma     Pro Forma
                                                        3/31/04         3/31/04 (l)   Adjustments     Combined
                                                     --------------    ------------   ------------   ----------
Revenues:
   Software......................................... $     126,799     $       715    $        --    $ 127,514
   Professional services, maintenance and other.....       202,488           1,786             --      204,274
                                                     --------------    ------------   ------------   ----------
       Total revenues...............................       329,287           2,501             --      331,788
                                                     --------------    ------------   ------------   ----------
Cost of revenues:
   Software.........................................         3,207              78            535 (m)    3,820
   Professional services, maintenance and other.....       107,925           1,932             80 (n)  109,937
                                                     --------------    ------------   ------------   ----------
       Total cost of revenues.......................       111,132           2,010            615      113,757
                                                     --------------    ------------   ------------   ----------
            Gross margin............................       218,155             491           (615)     218,031
                                                     --------------    ------------   ------------   ----------
Operating expenses:
   Product development..............................        72,024           2,869             --       74,893
   Sales and marketing..............................        86,257           3,492            258 (o)   90,007
   General and administrative.......................        21,574           1,248             --       22,822
   Restructuring and related expenses...............           598              --             --          598
                                                     --------------    ------------   ------------   ----------
       Total operating expenses.....................       180,453           7,609            258      188,320
                                                     --------------    ------------   ------------   ----------
            Operating income (loss).................        37,702          (7,118)          (873)      29,711
                                                     --------------    ------------   ------------   ----------
Other income, net:
   Interest and other income, net...................        12,075              19           (380)(p)   11,714
   Interest expense.................................          (320)            (14)            --         (334)
                                                     --------------    ------------   ------------   ----------
       Total other income, net......................        11,755               5           (380)      11,380
                                                     --------------    ------------   ------------   ----------
            Income (loss) before income taxes.......        49,457          (7,113)        (1,253)      41,091
Income tax expense (benefit)........................        17,805              11         (1,046)(q)   16,770
                                                     --------------    ------------   ------------   ----------
            Net income (loss)....................... $      31,652     $    (7,124)   $      (207)   $  24,321
                                                     ==============    ============   ============   ==========

Diluted net income (loss) per share................. $        0.06                                   $    0.04
                                                     ==============                                  ==========
Basic net income (loss) per share................... $        0.06                                   $    0.05
                                                     ==============                                  ==========

Shares used in diluted share computation............       546,401                                     546,401
                                                     ==============                                  ==========
Shares used in basic share computation..............       501,128                                     501,128
                                                     ==============                                  ==========

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

SIEBEL SYSTEMS, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
for the Year Ended December 31, 2003
(in thousands, except per share data)

                                                     Siebel Systems      Eontec
                                                       Year Ended      Year Ended      Pro Forma      Pro Forma
                                                        12/31/03       12/31/03 (l)   Adjustments     Combined
                                                     --------------   -------------   ------------   -----------
Revenues:
   Software......................................... $     482,274    $      4,144    $        --    $  486,418
   Professional services, maintenance and other.....       871,954           7,886             --       879,840
                                                     --------------   -------------   ------------   -----------
       Total revenues...............................     1,354,228          12,030             --     1,366,258
                                                     --------------   -------------   ------------   -----------
Cost of revenues:
   Software.........................................        18,357             123          2,140 (m)    20,620
   Professional services, maintenance and other.....       487,840           2,699          1,220 (n)   491,759
                                                     --------------   -------------   ------------   -----------
       Total cost of revenues.......................       506,197           2,822          3,360       512,379
                                                     --------------   -------------   ------------   -----------
            Gross margin............................       848,031           9,208         (3,360)      853,879
                                                     --------------   -------------   ------------   -----------
Operating expenses:
   Product development..............................       308,852           5,417             --       314,269
   Sales and marketing..............................       357,133           7,810          1,033 (0)   365,976
   General and administrative.......................       106,082           2,912             --       108,994
   Restructuring and related expenses...............       104,391           1,177             --       105,568
   Purchased in-process product development.........         5,312              --             --         5,312
                                                     --------------   -------------   ------------   -----------
       Total operating expenses.....................       881,770          17,316          1,033       900,119
                                                     --------------   -------------   ------------   -----------
            Operating loss..........................       (33,739)         (8,108)        (4,393)      (46,240)
                                                     --------------   -------------   ------------   -----------
Other income, net:
   Interest and other income, net...................        54,071             131         (1,777)(p)    52,425
   Loss on early extinguishment of debt.............       (10,711)             --             --       (10,711)
   Interest expense.................................       (14,927)            (66)            --       (14,993)
                                                     --------------   -------------   ------------   -----------
       Total other income, net......................        28,433              65         (1,777)       26,721
                                                     --------------   -------------   ------------   -----------
            Loss before income taxes................        (5,306)         (8,043)        (6,170)      (19,519)
Income tax benefit..................................        (1,910)            108         (1,777)(q)    (3,579)
                                                     --------------   -------------   ------------   -----------
            Net loss................................ $      (3,396)   $     (8,151)   $    (4,393)   $  (15,940)
                                                     ==============   =============   ============   ===========

Diluted net loss per share.......................... $       (0.01)                                  $    (0.03)
                                                     ==============                                  ===========
Basic net loss per share............................ $       (0.01)                                  $    (0.03)
                                                     ==============                                  ===========

Shares used in diluted share computation............       491,961                                      491,961
                                                     ==============                                  ===========
Shares used in basic share computation..............       491,961                                      491,961
                                                     ==============                                  ===========

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The unaudited pro forma combined condensed financial statements included herein have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

  BASIS OF PRO FORMA PRESENTATION

  On April 20, 2004, Siebel Systems, through its wholly-owned subsidiary, Siebel Systems Ireland Holdings Limited, acquired all of the outstanding shares of Eontec, a global provider of multichannel retail banking solutions, for initial cash consideration of $70.0 million. In the event certain revenue targets for the period from April 20, 2004 through March 31, 2005 are met, the Eontec former shareholders may receive up to an additional $37.5 million in cash, and former employees of Eontec who are employees of Siebel Systems at the time of the payment (the "Employees") may receive up to $22.5 million in cash (collectively, the "Earnout"). All amounts paid by Siebel Systems to the former shareholders of Eontec will be recorded as purchase price for the outstanding shares of Eontec. Amounts paid by Siebel Systems to the Employees will be recorded as compensation expense.

  Siebel Systems expects the acquisition of Eontec to expand its banking solutions to include branch teller and Internet banking systems, creating one of the only retail banking solutions that enables banks to increase branch profitability using an integrated suite of financial transaction, marketing, sales, service and business intelligence capabilities. Siebel Systems also expects that this integrated solution will offer a standards-based, service oriented architecture to handle a wide range of customer interactions through multiple channels, including the branch, call center, Internet and ATM. Further, Siebel Systems expects to capitalize on the expertise of the Eontec management team in the retail banking market and their ability to develop new products using Siebel Systems' existing technology.

  The unaudited pro forma combined condensed balance sheet as of March 31, 2004 was prepared by combining the historical consolidated condensed balance sheet data for Siebel Systems and Eontec as if the Acquisition had been consummated on March 31, 2004. The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2003 and for the three months ended March 31, 2004 give effect to the Acquisition as if it had occurred on January 1, 2003.

  PURCHASE PRICE ALLOCATION

  The following represents the preliminary allocation of the purchase price paid for Eontec based on the estimated fair values of the acquired assets and assumed liabilities of Eontec as of March 31, 2004. The preliminary allocation of the purchase price may not be indicative of the final allocation of purchase price consideration. Actual fair values will be determined as more detailed analysis is completed and additional information becomes available related to the fair values of the assets acquired and liabilities assumed from Eontec on April 20, 2004.

  The unaudited pro forma combined condensed financial statements reflect at total initial purchase price of $73.6 million (the "Initial Purchase Price"), consisting of the following: (i) the payment of the initial cash consideration of $70.0 million, and (ii) estimated transaction costs of $3.6 million. Under the purchase method of accounting, the Initial Purchase Price is allocated to Eontec's net tangible and intangible assets based upon their estimated fair value as of the date of the Acquisition. The Initial Purchase Price does not include any contingent earnout amounts. The preliminary purchase price allocation as of March 31, 2004 is as follows (in thousands):

Tangible assets:
   Cash and cash equivalents....................... $    3,097
   Accounts receivable and other current assets....      4,443
   Property and equipment..........................        535
                                                    -----------
        Total tangible assets......................      8,075
                                                    -----------
Intangible assets:
   Acquired technology.............................     10,700
   In-process research and development.............      6,000
   Customer relationships..........................      4,100
   Customer contracts..............................      2,500
   Goodwill........................................     52,593
                                                    -----------
        Total intangible assets....................     75,893
                                                    -----------
Liabilities assumed:
   Accounts payable and other accrued liabilities..     (3,616)
   Deferred revenue................................     (3,854)
   Deferred tax liability..........................     (2,912)
                                                    -----------
        Total liabilities assumed..................    (10,382)
                                                    -----------
        Net assets acquired........................ $   73,586
                                                    ===========

  The valuation of intangible assets in the above table was determined using the "income" valuation approach. A preliminary estimate of $52.6 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the tangible and intangible assets acquired. In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," goodwill will not be amortized but will be tested for impairment at least annually. The purchase price allocation presented above is preliminary and final allocation of the purchase price will be based upon the actual fair values of the net tangible and intangible assets acquired, as well as liabilities assumed as of the date of the Acquisition. Any change in the fair value of the net assets of Eontec will change the amount of the purchase price allocable to goodwill. The final purchase accounting adjustments may differ materially from the pro forma adjustments presented herein.

  There were no historical transactions between Siebel Systems and Eontec.

  PRO FORMA ADJUSTMENTS

  The unaudited pro forma combined condensed balance sheet and statements of operations give effect to the following pro forma adjustments:

  Balance Sheet

    Eontec's condensed balance sheet data reflect certain adjustments to conform the historical balance sheet from generally accepted accounting principles in Ireland to U.S. GAAP. Please refer to Note 21 to Eontec's consolidated financial statements, attached hereto as Exhibit 99.2, for a further description of the nature of these adjustments. Further, Eontec's condensed balance sheet data have been translated from the Euro to U.S. dollars using the exchange rate as of March 31, 2004.

    To reflect the acquisition of all of the outstanding securities of Eontec for cash consideration of $70.0 million.

    To eliminate deferred costs of $4.7 million associated with contracts accounted for by Eontec in accordance with the provisions of SOP 98-1 "Accounting for Performance of Construction-Type and Certain Production-Type Contracts." As these deferred costs have no future benefit to Siebel Systems, amounts were eliminated.

    Partially offsetting the elimination of deferred costs is an adjustment to reflect $280,000 of "other receivables" associated with: (i) proceeds from employee options exercised at Acquisition and (ii) anticipated proceeds from the disposition of certain property and equipment at Acquisition.

    To eliminate Eontec's property and equipment abandoned at the date of Acquisition and/or to adjust the historical values of Eontec's property and equipment to the estimated fair value as of the date of Acquisition.

    To reflect goodwill of $52.6 million created as a result of the acquisition of Eontec.

    To reflect the acquisition of the three identifiable intangible assets ("Acquired Technology," "Customer Relationships" and "Customer Contracts").

    To reflect a net deferred tax liability of $2.9 million, which consists primarily of deferred tax liabilities associated with the acquired identifiable intangible assets. Eontec's net operating loss carryforwards ("NOL") have not been reflected in the accompanying unaudited pro forma combined condensed balance sheet, as the NOL may be limited.

    To reflect an accrual for estimated transaction costs of $3.6 million, consisting primarily of professional fees incurred related to investment bankers, attorneys, accountants and valuation advisors.

    To adjust Eontec's historical deferred revenue to the estimated fair value and/or to write off deferred revenue amounts where no legal performance obligations exist after the Acquisition.

    To reflect the elimination of Eontec's historical stockholders' equity upon Acquisition.

    To reflect the acquisition of in-process research and development, an intangible asset that will be charged to expense at Acquisition.

    Statement of Operations

    Eontec's condensed statements of operations data reflect certain adjustments to conform the historical statements of operations for the three months ended March 31, 2004 and the year ended December 31, 2003 from generally accepted accounting principles in Ireland to U.S. GAAP. Please refer to Note 21 to Eontec's consolidated financial statements, attached hereto as Exhibit 99.2, for a further description of the nature of these adjustments. Further, Eontec's condensed statements of operations for the three months ended March 31, 2004 and the year ended December 31, 2003 have been translated from the Euro to U.S. dollars using the average exchange rates during each of the respective periods.

    Included in Eontec's statement of operations for the three months ended March 31, 2004 is a compensation charge of $4.3 million related to the repricing of certain of its stock options on March 12, 2004.

    To reflect the amortization of the Acquired Technology intangible asset over an estimated useful life of five years.

    To reflect the amortization of the Customer Contracts intangible asset over an estimated weighted-average useful life of three and half years.

    To reflect the amortization of the Customer Relationships intangible asset over an estimated weighted-average useful life of four and half years.

    To reflect the decrease in interest income related to the initial cash consideration of $70.0 million paid to the shareholders of Eontec. The reduction of interest income was based on assumed interest rates of approximately 2.5% and 2.2% during the year ended December 31, 2003 and the three months ended March 31, 2004, respectively.

    To adjust the pro forma tax provision to reflect the estimated tax provision of the combined results of Siebel Systems and Eontec.